Filed Pursuant to Rule 433
                                                    Registration No.: 333-127031

           STATEMENT REGARDING THIS ISSUER FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including prospectus) with the SEC (SEC file no. 333-127031) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (866) 835-1033.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY

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(2) no representation that these materials are accurate or complete and may not be updated or

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                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                           Sponsor and Master Servicer

              Wells Fargo Mortgage Backed Securities 2006-AR1 Trust
                                 Issuing Entity

                                  $850,000,000
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2006-AR1

                              OFFERED CERTIFICATES

              Class    Principal Type  Interest Type  Original Form
              -----    --------------  -------------  -------------
               A(1)       Senior(2)         (2)            (3)
                            NON-OFFERED CERTIFICATES

               B-1      Subordinated   Variable Rate       N/A
               B-2      Subordinated   Variable Rate       N/A
               B-3      Subordinated   Variable Rate       N/A
               B-4      Subordinated   Variable Rate       N/A
               B-5      Subordinated   Variable Rate       N/A
               B-6      Subordinated   Variable Rate       N/A

(1) Will consist of two or more classes of certificates, one of which will be the residual certificates.

(2) See "Description of the Certificates - Categories of Classes of Certificates" in the base prospectus (described below) for a description of possible principal and interest categories.

(3) It is expected that all classes of Class A Certificates, other than the residual certificates, will be issued in book-entry form and the residual certificates will be issued in definitive form.

   This free writing prospectus describes certain aspects of this transaction. While it describes the Class A Certificates in the aggregate and their relation to the Class B Certificates, it does not, except to a limited extent, describe the characteristics of any particular class of Class A Certificates. The structure of the transaction insofar as it relates to the characteristics of the individual classes of Class A Certificates will be determined by the underwriter of the Class A Certificates. Specific information on the characteristics of the classes of Class A Certificates is required to be provided to you by the underwriter of the Class A Certificates and you should not purchase any Class A Certificates until you have received that information.

   The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus referred to below and the information provided by the underwriter. The base prospectus referred to in this free writing prospectus is the base prospectus included in the registration statement (including prospectus) filed with SEC (SEC file no. 333-129159). The base prospectus may be found on the internet at www.sec.gov or may be obtained from the Depositor or the underwriter by calling (866) 835-1033. You should carefully read both this free writing prospectus, the base prospectus and the information provided by the underwriter before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

   YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH IN APPENDIX A HERETO.

   Information concerning the Sponsor's prior residential mortgage loan securitizations involving Prime Adjustable Rate Loans is available on the internet at http://www.securitieslink.com/staticpools.

   Without charge or registration, investors can view on this website the following information:

   o summary information regarding original characteristics of the Sponsor's prior securitized pools of Prime Adjustable Rate Loans; and

   o delinquency, cumulative loss, and prepayment information for the five years preceding the date of this free writing prospectus regarding the Sponsor's prior securitized pools of Prime Adjustable Rate Loans.

          The date of this free writing prospectus is January 18, 2006

                                TABLE OF CONTENTS

SUMMARY INFORMATION..........................................................4
THE SPONSOR.................................................................11
STATIC POOL INFORMATION.....................................................11
THE DEPOSITOR...............................................................11
THE ISSUING ENTITY..........................................................12
THE TRUSTEE.................................................................12
THE MASTER SERVICER.........................................................12
THE SERVICER................................................................13
THE CUSTODIAN...............................................................13
ROLES OF WELLS FARGO BANK...................................................14
DESCRIPTION OF THE CERTIFICATES.............................................14
   General..................................................................14
   Distributions............................................................14
   Interest.................................................................16
   Principal (Including Prepayments)........................................18
   Additional Rights of the Residual Certificateholders.....................22
   Restrictions on Transfer of the Residual Certificates....................22
   Periodic Advances........................................................22
   Subordination of Class B Certificates....................................22
   Allocation of Losses.....................................................23
DESCRIPTION OF THE MORTGAGE LOANS...........................................25
   General..................................................................25
   Mortgage Loan Underwriting...............................................27
   Mandatory Repurchase or Substitution of Mortgage Loans...................27
   Optional Purchase or Substitution of Mortgage Loans......................27
PREPAYMENT AND YIELD CONSIDERATIONS.........................................27
   General..................................................................27
POOLING AND SERVICING AGREEMENT.............................................31
   General..................................................................31
   Compensation and Payment of Expenses of the Master
     Servicer, Servicer and Trustee ........................................31
   Optional Termination of the Trust........................................32
   Voting...................................................................32
   Fixed Retained Yield.....................................................32
FEDERAL INCOME TAX CONSIDERATIONS...........................................32
   General..................................................................32
   Regular Certificates.....................................................33
   Residual Certificates....................................................33
ERISA CONSIDERATIONS........................................................34
LEGAL INVESTMENT............................................................34
SECONDARY MARKET............................................................35
INDEX OF DEFINED TERMS......................................................36

APPENDIX A: RISK FACTORS...................................................A-1
APPENDIX B: MORTGAGE POOL PROFILE..........................................B-1

                               SUMMARY INFORMATION



RELEVANT PARTIES

Sponsor

Wells Fargo Bank, N.A.

Depositor

Wells Fargo Asset Securities Corporation.

Master Servicer

Wells Fargo Bank, N.A.

Significant Servicers

Wells Fargo Bank, N.A. Although not known at the date of this free writing prospectus, there may be other servicers servicing 10% (by aggregate unpaid principal balance as of the cut-off date) or more of the mortgage loans.

Significant Originators

Wells Fargo Bank, N.A.

Issuing Entity

The Wells Fargo Mortgage Backed Securities 2006-AR1 Trust, a New York common law trust.

Trustee

Wachovia Bank, National Association. On November 29, 2005, it was announced that Wachovia Corp. had entered into a definitive agreement to sell its Corporate Trust, Document Custody and Structured Finance Trust Service units to U.S. Bank, National Association.

Custodian

Wells Fargo Bank, N.A.

AFFILIATIONS

Wells Fargo Bank, N.A., which is the Sponsor, Custodian, Master Servicer and a Servicer, is the direct parent of the Depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

CUT-OFF DATE

February 1, 2006.

CLOSING DATE

On or about February 23, 2006.

DISTRIBUTION DATES

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in March 2006.

DETERMINATION DATES

With respect to each Distribution Date, the 17th day of each month or if such day is not a business day, the preceding business day.

MASTER SERVICING FEE RATE

0.010% per annum.

SERVICING FEE RATE

0.250% per annum.

THE TRANSACTION PARTIES

The sponsor originated or purchased and currently services all or a significant portion of the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated as of the closing date, among the depositor, the master servicer and the trustee. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement. The servicers will service the mortgage loans in accordance with the underlying servicing agreements entered into between the servicers and the master servicer or an affiliate.

RATING OF CERTIFICATES

By at least one of Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings or Moody's Investors Service, Inc.

       Class     Rating
   ---------- ----------
   A          AAA or Aaa

Other than the residual certificates, each class of Class A Certificates will generally be rated by two of the above rating agencies. In the case of a class of Class A Certificates designated as "Super Senior Support Certificates" (see the base prospectus for a description), one of such ratings may be less than the ratings for Class A Certificates shown above.


o The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

See "-- Effects of Prepayments on Your Investment Expectations" below in this free writing prospectus.

DESCRIPTION OF CERTIFICATES

Principal Balance of the Certificates

The certificates will have an approximate total initial principal balance equal to the principal balance of the mortgage loans as of the cut-off date.

Interests in Mortgage Loans

The relative interests in the mortgage loans represented by the Class A and Class B Certificates are subject to change over time because:

o certain unscheduled principal payments on the mortgage loans will be disproportionately allocated to the Class A Certificates for a specified period; and

o certain losses and certain shortfalls on the mortgage loans will be allocated first to the classes of Class B Certificates in reverse numerical order prior to the allocation of such losses and shortfalls to the Class A Certificates, as discussed in "Description of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this free writing prospectus.

MORTGAGE POOL

See "Appendix B" which is incorporated in this free writing prospectus for a pool profile of the mortgage loans expected to be included in the pool. See "Description of the Mortgage Loans" in this free writing prospectus.

Changes to Mortgage Pool

The depositor may remove mortgage loans from the pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may purchase mortgage loans from the trust estate that have become delinquent or which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans. In addition, the depositor will be required to repurchase or, at its election, if during the two year period following the closing date, substitute for, mortgage loans as a result of breaches of representations or warranties or as a result of defective documentation.

See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "--Optional Purchase or Substitution of Mortgage Loans" in this free writing prospectus.

Information regarding repurchases of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in the base prospectus.

Optional Termination of the Trust

The depositor may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding mortgage loans in the pool and thereby effect early retirement of the certificates. See "The Pooling and Servicing Agreement--Optional Termination; Optional Purchase of Mortgage Loans" in the base prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS

On each distribution date the amount available for distribution on the certificates, which consists of those payments, recoveries, advances and other receipts in respect of the mortgage loans which are available for distribution on such date, will be distributed generally in the following order of priority:

   first, pro rata, to the holders of the Class A Certificates, in respect of interest which they are entitled to receive on such distribution date;

   second, to the holders of the Class A Certificates in respect of principal which they are entitled to receive on such distribution date;

   third, to the holders of the Class B Certificates in numerical order beginning with the Class B-1 Certificates in respect of interest and principal which they are entitled to receive on such distribution date; and

   fourth, to the residual certificates, any remaining amounts.

However, if you are purchasing a class of accrual certificates, you will not receive interest distributions with respect to your certificates until either the principal balances of certain classes of accretion directed certificates have been reduced to zero as discussed under "Description of the Certificates--Interest" in this free writing prospectus or the principal balances of the Class B Certificates have been reduced to zero. Until then, interest which would otherwise be distributed on your class of accrual certificates will be added to the principal balance of such class of accrual certificates and will be distributed instead as principal to certain classes of accretion directed certificates and such class of accrual certificates as specified under "Description of the Certificates -- Principal (Including Prepayments)" in this free writing prospectus.

The amount available for distribution to certificateholders will not include amounts used to pay the servicing fee and the master servicing fee. Such fees will be paid on each distribution date from interest payments received on the mortgage loans prior to any distributions on the certificates.

Interest Distributions

An interest-bearing class will accrue interest for each interest accrual period in an amount equal to:

o 1/12th of the pass-through rate for the class multiplied by the outstanding principal balance or notional amount of such class on the related distribution date minus

o the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and the application of the Servicemembers Civil Relief Act and comparable state legislation and interest losses allocated to the class as described under "Description of the Certificates -- Interest" in this free writing prospectus.

If a class of Class A Certificates has no principal balance and is entitled to receive interest only, that interest is calculated based on a notional amount. The notional amount is generally equal to a specified percentage of the principal balance of another class or classes of Class A Certificates or the aggregate unpaid principal balance of certain mortgage loans.

Principal Distributions

The calculation of the aggregate amount of principal which the offered certificates are entitled to receive on each distribution date is described under "Description of the Certificates--Distributions" and "-- Principal (Including Prepayments)" in this free writing prospectus. The allocation of principal among the classes of Class A Certificates will be determined by the underwriter of the Class A Certificates.

Credit Enhancement

The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates to receive distributions and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

o by the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amounts of interest and principal due on the more senior classes of certificates and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

o by the allocation of any losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors to the more junior classes of certificates in inverse order of seniority, until their respective principal balances have been reduced to zero, prior to the allocation of such losses to the more senior classes of certificates.

Credit support for the Class A Certificates is provided by subordination of the Class B Certificates as follows:

Subordination of Subordinate Certificates

--------------------------------------
Priority of     Senior
  Payment                      ^
     |       -------------     |
     |        Class B-1        |
     |       -------------     |
     |        Class B-2        |
     |       -------------     |
     |        Class B-3        |
     |       -------------     |
     |        Class B-4        |
     |       -------------     |
     |        Class B-5        |
     |       -------------     |
     |                     Order of
     |        Class B-6      Loss
     V                    Allocation
--------------------------------------

The approximate initial subordination level for the senior certificates is set forth in Appendix B and represents the initial principal balance of the classes of certificates subordinate to the senior certificates as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

In addition, in order to increase the period during which the principal balances of the Class B Certificates remain available as credit enhancement to the Class A Certificates, a disproportionate amount of prepayments and unscheduled principal receipts with respect to the mortgage loans will be allocated to the Class A Certificates in the aggregate. This allocation will accelerate the amortization of the Class A Certificates while, in the absence of losses due to the liquidation of defaulted mortgage loans or losses resulting from the bankruptcy of mortgagors, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the Class B Certificates. This disproportionate allocation of prepayments and unscheduled principal receipts will "step down" over time unless specified delinquencies and loss tests are not met. See "Description of the Certificates-Principal (Including Prepayments)- Calculation of Amount to be Distributed on the Certificates" and "Prepayment and Yield Considerations" in this free writing prospectus.

After the principal balances of the Class B Certificates have been reduced to zero, any principal losses will be allocated to the Class A Certificates. The principal portion of any losses borne by the Class A Certificates will be shared pro rata by such classes of Class A Certificates based on their then-outstanding principal balances (or, in the case of a class of accrual certificates, such class' initial principal balance, if lower) and the interest portion of such losses will be shared pro rata by the Class A Certificates based on interest accrued. However, the share of principal losses allocated to a class of super senior certificates will be borne by the related class of super senior support certificates, together with such class of super senior support certificates' own share of losses. To this extent, a class of super senior support certificates is subordinate to its related class or classes of super senior certificates. See "Description of the Certificates--Interest" and "--Allocation of Losses" in this free writing prospectus.

See "Description of the Certificates--Distributions," "--Subordination of Class B Certificates" and "--Allocation of Losses" in this free writing prospectus.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

No one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this free writing prospectus under "Description of the Certificates -- Principal (Including Prepayments)" and "Prepayment and Yield Considerations."

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

o     pass-through rate, if any;

o     price paid;

o     absence or occurrence of interest shortfalls or losses;

o     absence or occurrence of principal losses; and

o     rate and timing of principal prepayments.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the applicable mortgage loans.

o If you purchase your certificate at an amount equal to its unpaid principal balance -- that is, at "par"-- your effective yield will approximate the pass-through rate on that certificate.

o If you pay less or more than the unpaid principal balance of your certificate -- that is, buy the certificate at a "discount" or "premium," respectively -- then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

o Any deviation in the actual rate of prepayments on the applicable mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated.

In addition, the pass-through rate on each certificate may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rates to which the mortgage loans may adjust will be the applicable gross margin. Also, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on a certificate could be adversely affected. Because the pass-through rates on certain classes of certificates will be based on the net weighted average mortgage interest rate of the mortgage loans, disproportionate prepayments on the mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on the related certificates may affect the pass-through rate for those certificates for future periods and the yield on those certificates.

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing super senior support certificates, which are subordinate to the related super senior certificates, after the Class B Certificates are no longer outstanding, you should consider this increased sensitivity to losses on your yield to maturity.

A slower than anticipated rate of principal payments on the mortgage loans will have a negative effect on the yield to maturity of certificates purchased at a discount.

A faster than anticipated rate of principal payments on the mortgage loans will have a negative effect on the yield to maturity of certificates purchased at a premium or interest only certificates. A rapid rate of principal payments on the mortgage loans could result in the loss of all or part of the initial investment.

Reinvestment Risk

As stated above, if you purchase an offered certificate at par, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your certificates at par, will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate or, in the case of interest only certificates, the expected yield.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed interest rate mortgage loans may nevertheless obtain adjustable interest rate mortgage loans (especially if they are able to obtain a relationship ARM described in this free writing prospectus under "Description of the Mortgage Loans--General", which has a below market interest rate during the fixed-rate period) at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed interest rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable interest rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors' adjustable interest rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

o The "weighted average life" of an offered certificate (other than interest only certificate) is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

o The "weighted average life" of an interest only certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar reduction in the notional amount of such certificate occurs.

Low rates of prepayment on the applicable mortgage loans may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

See "Prepayment and Yield Considerations" in this free writing prospectus.

FEDERAL INCOME TAX STATUS

For federal income tax purposes, the trust estate will be treated as one or more REMICs.

o The offered certificates (other than the residual certificates) and the classes of Class B Certificates will constitute "regular interests" in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

o The residual certificates will represent the sole "residual interest" in each REMIC.

You must report income received on your certificates as it accrues from distribution date to distribution date, even if it is before such income is distributed in cash to you.

Certain classes of certificates may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you. See "Federal Income Tax Considerations" in this free writing prospectus.

The residual certificates will not be treated as debt instruments for federal income tax purposes. Instead, if you are a holder of a residual certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a residual certificate.

In addition, certain transfers of the residual certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" and "Federal

Income Tax Considerations" in this free writing prospectus and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the base prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

The residual certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" in this free writing prospectus.

LEGAL INVESTMENT

o The Class A and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

o The other classes of Class B Certificates will not constitute "mortgage related securities" under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and are encouraged to consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See "Legal Investment" in the base prospectus.

                                   THE SPONSOR

   The Sponsor, Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

   See "The Sponsor," "The Sponsor's Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

   Information concerning the Sponsor's prior residential mortgage loan securitizations of the same asset type as the Mortgage Loans is available on the internet as set forth previously in this free writing prospectus.

   Static pool performance may have been affected by various factors relating to the underlying borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting--Wells Fargo Bank Underwriting" in the base prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor's static pool performance data may not be indicative of the future performance of the Mortgage Loans.

   For additional information concerning static pool information, see "Static Pool Information" in the base prospectus.

                                  THE DEPOSITOR

   Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

   The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

   The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties, repurchasing at its option certain defaulted Mortgage Loans or, in the circumstances described in the base prospectus under "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans," repurchasing all of the Mortgage Loans.

   The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

   See "The Depositor" in the base prospectus for more information about the Depositor.

                               THE ISSUING ENTITY

   The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                                   THE TRUSTEE

   Wachovia Bank, National Association ("Wachovia Bank") will act as trustee (the "Trustee") under the Pooling and Servicing Agreement. The corporate trust office of the Trustee is located at 401 South Tryon Street, Charlotte, North Carolina 28288. Wachovia Bank previously has been appointed to the role of Trustee for in excess of 350 asset-backed transactions in which residential mortgages comprised the asset pool.

   The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Certificate Account, compliance with covenants in the Pooling and Servicing Agreement or the basis for the addition, substitution or removal of Mortgage Loans from the Mortgage Pool. Under the Pooling and Servicing Agreement, the Trustee will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Wells Fargo Bank if Wells Fargo Bank, as Servicer, fails to make a Periodic Advance required by the related Wells Fargo Underlying Servicing Agreement. See "Description of the Certificates -- Periodic Advances" herein.

   The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing it duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

   See "The Pooling and Servicing Agreement--The Trustee" in the base prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                               THE MASTER SERVICER

   The Corporate Trust Services division of Wells Fargo Bank will act as master servicer (the "Master Servicer") of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer (other than Wells Fargo Bank) is terminated and a successor servicer is not appointed, provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates--Periodic Advances" herein. As of the date of this free writing prospectus, the Master Servicer has not failed to make any required Periodic Advance with respect to any issuance of residential mortgage backed securities.

       In addition, the Master Servicer will be responsible for securities administration of the Trust. In such capacity, the Master Servicer is responsible for pool performance calculation, distribution calculations, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust (unless the Trustee is required by law to prepare) and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust.

   Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders.

   The Master Servicer will also act as paying agent (the "Paying Agent") under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to Certificateholders and making available to Certificateholders certain reports as discussed under "Reports to Certificateholders" in the prospectus. The Paying Agent will establish and maintain a separate trust account (the "Payment Account"). On the business day prior to each Distribution Date, the Master Servicer will deposit funds from the Certificate Account into the Payment Account and the Paying Agent will make Payments to Certificateholders with the funds in the Payment Account on the related Distribution Date.

   See "The Sponsor" in the base prospectus for more information about Wells Fargo Bank and "The Master Servicer" in the base prospectus for more information about Wells Fargo Bank in its capacity as Master Servicer.

                                  THE SERVICER

   As of the Closing Date, the Sponsor will, and one or more other entities (each, a "Servicer") may, provide customary servicing functions for the Mortgage Loans. As of the Closing Date, the Sponsor, as Servicer, will service all or a significant portion of the Mortgage Loans in accordance with the terms of the servicing agreement, dated the Closing Date (the "Wells Fargo Underlying Servicing Agreement") between the Master Servicer and the Sponsor, as Servicer. Although not known at the date of this free writing prospectus, there may be other Servicers servicing the Mortgage Loans, including other Servicers servicing 10% or more of the Mortgage Loans. The rights to enforce a Servicer's obligations under the applicable Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, a Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. As of the date of this free writing prospectus, the Sponsor, as Servicer, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

   A Servicer may perform any of its obligations under the applicable Underlying Servicing Agreement through one or more subservicers. The Sponsor, as Servicer, has not engaged any subservicers as of the date of this free writing prospectus. Despite the existence of subservicing arrangements, a Servicer will be liable for its servicing duties and obligations under the Underlying Servicing Agreement as if that Servicer alone were servicing the Mortgage Loans.

   See "The Sponsor," "Servicing of the Mortgage Loans--The Servicers," "--Servicing Experience and Procedures of Wells Fargo Bank" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, as Servicer, the Sponsor's servicing experience, its servicing procedures and its obligations under the Pooling and Servicing Agreement.

   See "Servicing of the Mortgage Loans" in the base prospectus.

                                  THE CUSTODIAN

   The Corporate Trust Services division of Wells Fargo Bank will act as custodian (the "Custodian") for the Mortgage Files pursuant to the custodial agreement, dated the Closing Date (the "Custodial Agreement") among the Trustee, the Depositor, the Master Servicer and the Custodian. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.

   The Custodian will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Custodian will segregate the Mortgage Files by boarding each in an electronic tracking system, which identifies the owner of the Mortgage File and the Mortgage File's specific location in the Custodian's vault.

   See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                            ROLES OF WELLS FARGO BANK

   As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Custodian, the Master Servicer, a significant Servicer and a significant originator with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See "Summary Information-Affiliations" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

   The Issuing Entity will issue the series of Mortgage Pass-Through Certificates set forth on the cover hereof (the "Certificates") on the Closing Date.

   The Certificates will consist of two or more classes of senior certificates (the "Class A Certificates") and six classes of junior certificates (the "Class B Certificates" or "Subordinated Certificates"). Only the Class A Certificates are being offered through this free writing prospectus (the "Offered Certificates").

Distributions

   On each Distribution Date, the Paying Agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class's entitlement thereto. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the Record Date, The "Record Date" is generally the last business day of the preceding month. For certain classes of Class A Certificates it may be the business day preceding such Distribution Date.

   The aggregate amount available for distribution to the Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of:

            (i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds received as a result of a substitution of a Mortgage Loan and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs;

            (ii) all Periodic Advances made; and

            (iii) all other amounts (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

                  (a) amounts received as late payments of principal or interest as to which one or more unreimbursed Periodic Advances has been made;

                  (b) those portions of each payment of interest on a particular
            Mortgage Loan which represent (i) the applicable Servicing Fee and
            (ii) the Master Servicing Fee;

                  (c) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (d) all Unscheduled Principal Receipts that were received by the Servicers after the Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (e) all repurchase proceeds with respect to the Mortgage Loans repurchased by the Depositor on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

                  (f) to the extent permitted by the Pooling and Servicing
            Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any Mortgaged Property that becomes owned by the Trust Estate which represents (i) any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, (ii) any unpaid Fixed Retained Yield or (iii) any unreimbursed Periodic Advances;

                  (g) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be retained by the Master Servicer or any Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

                  (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Certificate Account;

                  (i) Liquidation Profits;

                  (j) Month End Interest; and

                  (k) amounts reimbursable to a Servicer for PMI Advances.

   See "Description of the Certificates -- Distributions to Certificateholders" in the base prospectus.

   Each Servicer is required to deposit in the Certificate Account by the Remittance Date certain amounts in respect of the Mortgage Loans as set forth in the base prospectus under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans." The Master Servicer is required to cause to be remitted to the Payment Account on the business day prior to the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "--Periodic Advances," neither the Master Servicer nor the Paying Agent is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

   On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

       first, to the Classes of Class A Certificates, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Accretion Directed Certificates and that Class of Accrual Certificates;

         second, to the Classes of Class A Certificates in an aggregate amount up to the sum of their unpaid Interest Shortfall Amounts; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Accretion Directed Certificates and that Class of Accrual Certificates;

         third, to the Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount;

         fourth, sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive
      (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal.

   The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class will generally be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Principal Balance or notional amount of such Class.

Interest

   Each interest-bearing Class of Certificates will be entitled, on each Distribution Date, to an amount of interest the "Interest Accrual Amount" that equals (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and
(ii) the outstanding Principal Balance or notional amount of such Class minus
(b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class,
(ii) any Relief Act Shortfall allocable to such Class and (iii) in the case of the Class A Certificates, the interest portion of any Realized Losses allocable to such Class on or after the Subordination Depletion Date.

   If a Class of Class A Certificates has no Principal Balance and is entitled to receive interest only, that interest is calculated based on a notional amount. The notional amount is generally equal to a specified percentage of the Principal Balance of another Class or Classes of Class A Certificates or the aggregate unpaid principal balance of certain mortgage loans.

   Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   The "Pass-Through Rate" with respect to each Distribution Date for the Class B Certificates will be a per annum rate equal to the Net WAC. The Pass-Through Rate for each Class of Class A Certificates will be determined by the underwriter for the Class A Certificates.

   The "Net WAC" for any Distribution Date will equal the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Scheduled Principal Balances of the Mortgage Loans on the first day of the month preceding the month in which such Distribution Date occurs).

   Classes of Class A Certificates may be Principal Only Certificates.

   Subject to the adjustment described below, the "Principal Balance" of a Class of Certificates as of any date will generally be the principal balance of such Class on the date of initial issuance of the Certificates, plus, in the case of a Class of Accrual Certificates, any applicable Accrual Distribution Amounts, less all amounts previously distributed on such Class in reduction of the principal balance of such Class on prior Distribution Dates.

   After distributions of principal have been made on a Distribution Date, the Principal Balances of the Certificates will be adjusted so that they equal the Adjusted Pool Amount for such Distribution Date. Such adjustment could result in an increase or decrease in the Principal Balance of a Class. The Principal Balance of the most subordinate Class of Class B Certificates then outstanding will be adjusted so that the Aggregate Principal Balance will be equal to the Adjusted Pool Amount. After the Subordination Depletion Date, the Principal Balances of the Class A Certificates will be adjusted to equal the Adjusted Pool Amount.

   Notwithstanding the foregoing, the Principal Balance of a Class may not be increased such that it exceeds the initial Principal Balance of such Class (plus any applicable Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

   A Recovery with respect to a loss on a Mortgage Loan will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding then-outstanding Classes of Certificates. A Class will cease to be entitled to any distribution after its Principal Balance is reduced to zero for any reason. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount, the Principal Balance of the most subordinate Class then outstanding (which may not be the Class that originally bore the loss if such Class is no longer outstanding) may be increased or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

   The "Class A Principal Balance" as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates as of such date.

   The "Class B Principal Balance" as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates as of such date.

   The "Aggregate Principal Balance" as of any date will be equal to the sum of the Class A Principal Balance and the Class B Principal Balance as of such date.

   With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

   The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note (without giving effect to any Incremental Rate) minus the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate for such Mortgage Loan.

   As to any Distribution Date, Prepayment Interest Shortfalls, to the extent that they exceed Compensating Interest, and Curtailment Interest Shortfalls are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the Class A Principal Balance by the Aggregate Principal Balance and (ii) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates will be allocated among the Classes of Class A Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

   Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any other interest shortfalls arising from Unscheduled Principal Receipts, other than Curtailments, will be borne first by the Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates, based on interest accrued. See "-- Subordination of Class B Certificates" herein. After the Subordination Depletion Date, all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates.

   See "Description of the Certificates -- Distributions to Certificateholders -- Distributions of Interest" in the base prospectus for a discussion of Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and Compensating Interest.

   Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Servicemembers Civil Relief Act or comparable state legislation ("Relief Act Shortfalls") will be allocated among the Class A Certificates and Class B Certificates in the same manner as Non-Supported Interest Shortfalls.

   Allocations of the interest portion of Realized Losses first to the Classes of Class B Certificates in reverse numerical order will result from the priority of distributions first to the holders of the Class A Certificates and then to the holders of the Classes of Class B Certificates in numerical order of the Pool Distribution Amount as described above under "-- Distributions."

   On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount") will be added to the amount of interest distributable to such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance or notional amount is greater than zero. No interest will accrue on any Interest Shortfall Amounts.

   Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for a Class of Accrual Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed to certain Accretion Directed Certificates and that Class of Accrual Certificates. The "Accretion Termination Date" will be the Distribution Date on which the Class of Accrual Certificates begins to receive payments of interest.

Principal (Including Prepayments)

   The principal balance of a Certificate (other than an Interest Only Certificate) at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balance of a Class of Accrual Certificates) and (ii) in the case of the Residual Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under "--Additional Rights of the Residual Certificateholders") to which the holders thereof are entitled from the cash flow on the Mortgage Loans at such time and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate.

   Calculation of Amount to be Distributed on the Certificates

   Distributions in reduction of the Principal Balance of the Class A Certificates will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Principal Distribution Amount with respect to such Distribution Date and any Accrual Distribution Amounts for the Classes of Accrual Certificates with respect to such Distribution Date. The allocation of the Class A Principal Distribution Amount among the Classes of Class A Certificates will be determined by the underwriter of the Class A Certificates.

   The "Accrual Distribution Amount" with respect to any Distribution Date and any Class of Accrual Certificates will be equal to the sum of (i) the current interest allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority first of the Pool Distribution Amount Allocation and (ii) the unpaid Interest Shortfall Amount allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority second of the Pool Distribution Amount Allocation.

   The "Class A Principal Distribution Amount" with respect to any Distribution Date will be equal to the amount distributed pursuant to priority third of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Optimal Principal Amount.

   Distributions in reduction of the Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be made on each Distribution Date first to the Class B-1 Certificates, second to the Class B-2 Certificates, third to the Class B-3 Certificates, fourth to the Class B-4 Certificates, fifth to the Class B-5 Certificates and then to the Class B-6 Certificates, pursuant to priority fourth clause (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a "Class B Principal Distribution Amount") up to the Class B Optimal Principal Amount for such Class.

   The "Class A Optimal Principal Amount" and, with regard to each Class of Class B Certificates, the "Class B Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

      (I) for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) the sum of:

         (i) the applicable Class Percentage of the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs;

         (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan;

         (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

         (iv) the applicable Class Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the base prospectus; and

      (II) in the case of the Class A Certificates and each Class of Class B Certificates, the applicable Class Prepayment Percentage of the Recoveries.

   The "Class Percentage" will equal (i) the Class A Percentage, in the case of the calculation of the Class A Optimal Principal Amount and (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Certificates.

   The "Class Prepayment Percentage" will equal (i) the Class A Prepayment Percentage, in the case of the calculation of the Class A Optimal Principal Amount and (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Certificates.

   The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates or any Class of Class B Certificates with a lower numerical designation would be subject to reduction as a result of allocation of Realized Losses. The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any Class senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

   The "Class A Percentage" for any Distribution Date occurring on or prior to the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of Principal Balance on such date) by the Pool Balance.

   The "Class A Prepayment Percentage" for any Distribution Date prior to the 61st Distribution Date (or a later Distribution Date if required by any rating agency rating the Certificates based on a high concentration of Interest Only Mortgage Loans) will be 100% and thereafter will be the Class A Percentage for such Distribution Date plus the percentage of the Subordinated Percentage indicated in the table below; provided, however, that if on any Distribution Date the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will equal 100%. See "Prepayment and Yield Considerations" herein and in the base prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage will occur on any Distribution Date if the Delinquency and Loss Tests are not met.

   The "Delinquency and Loss Tests" with respect to any Distribution Date are met if (i) as of such Distribution Date as to which any reduction in the Class A Prepayment Percentage applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is less than 50% of the Class B Principal Balance and (ii) for any Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans are less than or equal to the percentages of the principal balance of the Class B Certificates as of the Cut-Off Date (the "Original Class B Principal Balance") indicated in the table below.

                                                Percentage of   Percentage of
                                                Subordinated   Original Class B
               Distribution Dates                Percentage    Principal Balance
               ------------------                ----------    -----------------

61st through 72nd..............................     70%               30%
73rd through 84th..............................     60%               35%
85th through 96th..............................     40%               40%
97th through 108th.............................     20%               45%
109th and each Distribution Date thereafter....      0%               50%

   However, if required by any rating agency rating the Certificates because of a high concentration of Interest Only Mortgage Loans, the range of Distribution Dates for each percentage may begin and end with later Distribution Dates.


   In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date:

            (i) the Subordinated Percentage is greater than twice the Subordinated Percentage as of the Cut-Off Date;

            (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loan in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and

            (iii) either (A) prior to the third year anniversary of the first Distribution Date, cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Class B Principal Balance; or

                  (B) on or after the third year anniversary of the first
            Distribution Date, cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Class B Principal Balance.

then, if (i), (ii) and (iii)(A) have occurred, the Class A Prepayment Percentage for such Distribution Date will equal the Class A Percentage for such Distribution Date plus 50% of the Subordinated Percentage for such Distribution Date, or if (i), (ii) and (iii)(B) have occurred, the Class A Prepayment Percentage for such Distribution Date will equal the Class A Percentage for such Distribution Date.

   If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required as described above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero.

   This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--Subordination of Class B Certificates" below.

   The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date.

     The "Class B Percentage" for a Class of Class B Certificates and any Distribution Date will equal the portion of the Subordinated Percentage represented by the fraction the numerator of which is the Principal Balance for such Class of Class B Certificates and the denominator of which is the Class B Principal Balance.

   The "Class B Prepayment Percentage" for a Class of Class B Certificates and any Distribution Date will equal the portion of the Subordinated Prepayment Percentage represented by the fraction the numerator of which is the Principal Balance for such Class of Class B Certificates and the denominator of which is the Class B Principal Balance or, in the case of the unscheduled principal distributions described below, the sum of the Principal Balances of the Classes of Class B Certificates entitled to those unscheduled principal distributions for such Distribution Date described below. In the event that a Class of Class B Certificates is not entitled to the unscheduled principal distributions described below for such Distribution Date, the Class B Prepayment Percentage with respect to such unscheduled principal distributions for such Class will be 0% with respect to such Distribution Date.

   In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of unscheduled principal receipts including receipts from the repurchase of Mortgage Loans (other than Liquidation Proceeds on Liquidated Loans) and the Principal Balances of such subordinated Classes will not be used to determine the Class B Prepayment Percentages of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date with respect to such unscheduled principal. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

   The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Principal Balance. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the Principal Balances of the Classes of Certificates that are subordinate to such Class by the Aggregate Principal Balance.

Additional Rights of the Residual Certificateholders

   The Residual Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not such Class is receiving current distributions of principal or interest. The holders of the Residual Certificates will be entitled to receive the proceeds of the remaining assets of each REMIC, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

   In addition, the holders of the Residual Certificates will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed portion of the Pool Distribution Amount.

Restrictions on Transfer of the Residual Certificates

   The Residual Certificates will be subject to restrictions on transfer and the Residual Certificates will contain a legend describing such restrictions.

   Tax-related restrictions on transfer are discussed under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the base prospectus.

   In addition, the Residual Certificates may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any such plan or arrangement, an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the base prospectus.

Periodic Advances

   Generally, each Servicer is required to advance delinquent payments of principal and interest on any Mortgage Loan in the Trust Estate to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's failure to make a Periodic Advance required by the applicable Underlying Servicing Agreement, the Trustee, if such Servicer is Wells Fargo Bank, or the Master Servicer, if such Servicer is not Wells Fargo Bank, will be required to make such Periodic Advance.

   Amounts advanced are reimbursable to the Servicer, the Master Servicer or the Trustee, as applicable, from amounts received on the related Mortgage Loan or from other funds in the Trust Estate if it is determined that the amounts advanced will not be recoverable from amounts received on such Mortgage Loan. See "Servicing of the Mortgage Loans -- Periodic Advances and Limitations Thereon" in the base prospectus.

Subordination of Class B Certificates

   The rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Classes of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates, all or a portion of such losses will be borne by such Class of Certificates.

   The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the more junior Classes of Certificates. Depending on the priorities established for distributing principal among the Class A Certificates, some Classes of Class A Certificates may be outstanding longer than other Classes of Class A Certificates. The aggregate Principal Balance of the Class B Certificates will be reduced on each Distribution Date either through principal distributions or the allocation of Realized Losses. The longer a Class of Class A Certificates is outstanding, the smaller the Principal Balances will be of the Class B Certificates providing subordination for such Class A Certificates.

   Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

   Realized Losses on the Mortgage Loans will not be allocated to the holders of the Class A Certificates until the date on which the aggregate Principal Balance of the Subordinated Certificates has been reduced to zero (the "Subordination Depletion Date"). Prior to such time, such Realized Losses will be allocated to the Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

   The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) of a Mortgage Loan will be effected through the adjustment of the Principal Balance of the most subordinate Class then outstanding in such amount as is necessary to cause the Aggregate Principal Balance to equal the Adjusted Pool Amount.

   Allocations to the Classes of Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses, (iii) any shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance and (iv) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full and Curtailments) with respect to Mortgage Loans will result from the priority of distributions of the Pool Distribution Amount first to the Class A Certificates and then to the Classes of Class B Certificates in numerical order as described above under "--Distributions."

   After distributions of principal have been made on a Distribution Date, the allocation of the principal portion of Realized Losses in respect of the Mortgage Loans allocated on or after the Subordination Depletion Date will be effected through the adjustment of the Class A Principal Balance such that the Class A Principal Balance equals the Adjusted Pool Amount. The principal portion of such Realized Losses allocated to the Class A Certificates will be allocated to such outstanding Classes of Class A Certificates, pro rata, in accordance with their Principal Balances or, in the case of a Class of Accrual Certificates, its initial Principal Balance, if lower. The interest portion of any Realized Loss allocated on or after the Subordination Depletion Date will be allocated among the outstanding Classes of Class A Certificates, pro rata, in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates of each such Class pro rata in accordance with their respective Percentage Interests.

   On or after the Subordination Depletion Date, the Principal Balance of a Class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such Class as provided in the preceding paragraph but also by the portion allocated to the related Class or Classes of Super Senior Certificates.

   If due to losses on the Mortgage Loans, the Pool Distribution Amount is not sufficient to cover the Class A Optimal Principal Amount on a particular Distribution Date, then the Class A Percentage on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class B Certificates in future payments of principal on the Mortgage Loans.

   Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

   The mortgage loans to be included in the Trust Estate will be adjustable interest rate, monthly pay, fully amortizing, one-to-four-family, residential first mortgage loans (the "Mortgage Loans") . The Mortgage Loans will be secured by first liens (the "Mortgages") on one- to-four-family residential properties (the "Mortgaged Properties") and will have the additional characteristics described in Appendix B and in the base prospectus. To the extent specified in Appendix B certain of the Mortgage Loans were made in connection with the relocation of various corporate employers. Some of those corporate employers participate in the Sponsor's relocation program.

   To the extent specified in Appendix B certain of the Mortgage Loans may be Relationship ARMs. A ("Relationship ARM") provides a reduced Mortgage Interest Rate during the fixed-rate period described below to a mortgagor who has or establishes at the time of the origination of the Mortgage Loan certain banking relationships with Wells Fargo Bank. The amount of the reduction is based on the mortgagor maintaining certain accounts and balances. In the event a mortgagor fails to maintain the required relationship, Wells Fargo Bank may, upon notice, increase the Mortgage Interest Rate for the fixed-rate period by a specified number of percentage points ranging from 0.125% to 0.500% (the amount of any such rate increase when in effect, the "Incremental Rate") and the amount of interest accrued at the Incremental Rate, the ("Incremental Interest")

   A significant portion of the Mortgage Properties are expected to be located in California. See "Residential Real Estate Values May Fluctuate and Adversely Affect Your Yield" in Appendix A.

   Each Mortgage Loan has a fixed Mortgage Interest Rate for a fixed-rate period from origination specified in Appendix B. Each Mortgage Note provides for adjustments to the Mortgage Interest Rate thereon at the end of the initial fixed-rate period and annually thereafter (each, an "Adjustment Date").

   On each Adjustment Date, the Mortgage Interest Rate of such Mortgage Loan will adjust to the sum of its index and the number of basis points specified in the applicable Mortgage Note (the "Gross Margin"), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than the amount specified in the Mortgage Note (the "Periodic Cap"). In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum Mortgage Interest Rate (a "Rate Ceiling"). None of the Mortgage Loans is subject to a lifetime minimum Mortgage Interest Rate. Therefore, the minimum Mortgage Interest Rate will be the Gross Margin.

   The "Index" for the Mortgage Loans is specified in Appendix B.

   Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--`Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

   The Mortgage Loans were selected by the Sponsor from the Sponsor's first lien, fixed-rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor's WFMBS securitization program. See "The Sponsor" in the base prospectus.

   The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders.

   In originating Mortgage Loans, the documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "no documentation," neither asset nor income verifications were obtained. In the case of "income verification," income was verified either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent pay stub and/or W-2. Eligibility for loans included in the "asset verification" category is determined via a credit scoring model assessment, or this feature may be selected by the borrower with an associated pricing adjustment. In most instances, a verification of the borrower's employment was obtained.

   The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purpose, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

   The term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

   The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of
(i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of an LOC Pledged Asset Mortgage Loan, if any, is calculated taking into account the value of the LOC, for purposes of this prospectus supplement, such Loan-to-Value Ratio is calculated without regard to the value of such LOC. See "The Trust Estates -- Mortgage Loans -- Pledged Asset Mortgage Loans" in the base prospectus. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the base prospectus. The Depositor has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Real Estate Market Conditions Affect Mortgage Loan Performance" and "-- Geographic Concentration May Increase Rates of Loss and Delinquency" in the base prospectus.

   The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus
(a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor.

   Mortgage Loans with Loan-to-Value Ratios at origination greater than 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by lender-paid primary mortgage insurance policies (each, an "LPMI Policy"). These LPMI Policies, if any, together with all borrower-paid primary mortgage insurance policies, will be assigned to the Trust on the Closing Date. The Sponsor will be responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of each Rating Agency and the respective primary mortgage insurance policy provider.

   "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table appearing in Appendix A were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

   "Debt-to-Income Ratio" is the ratio, expressed as a percentage of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) over
(ii) the mortgagor's gross monthly income.

   See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

Mortgage Loan Underwriting

   The Mortgage Loans were generally originated in conformity with the underwriting standards described in the base prospectus under the heading "The Sponsor's Mortgage Loan Programs -- Mortgage Loan Underwriting -- Wells Fargo Bank Underwriting" (the "Underwriting Standards"). In certain instances, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank. See "The Sponsor's Mortgage Loan Programs -- Mortgage Loan Underwriting" in the base prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

   The Depositor is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects Certificateholders, either to repurchase such Mortgage Loans or, at the Depositor's option, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the base prospectus.

Optional Purchase or Substitution of Mortgage Loans

   Under certain circumstances as described in the base prospectus under "The Pooling and Servicing Agreement -- Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust Estate. See "Prepayment and Yield Considerations" herein.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

   The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the applicable Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses on such Mortgage Loans. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

     The Mortgage Interest Rates on the Mortgage Loans will be fixed for the fixed-rate period from origination specified in Appendix B and thereafter will adjust annually and may vary significantly over time. When a Mortgage

Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the Index in effect 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable interest rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed interest rate mortgage loans may nevertheless obtain adjustable interest rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed interest rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable interest rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors' adjustable interest rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

   The Pass-Through Rates on each Offered Certificate may decrease, and may decrease significantly, after the Mortgage Interest Rates on the Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the Gross Margins and changes in the Index. The Mortgage Interest Rates on the Mortgage Loans will not all begin to adjust on the same date. Therefore, the Mortgage Interest Rates of some of the Mortgage Loans may still be in their fixed-rate period while the Mortgage Interest Rates on other Mortgage Loans may have begun to adjust. Moreover, although each Mortgage Loan has a maximum Mortgage Interest Rate, none of the Mortgage Loans has a specified floor. Accordingly, the minimum Mortgage Interest Rate to which the Mortgage Loans may adjust will be the applicable Gross Margin. In addition, if despite increases in the Index, the Mortgage Interest Rate on any Mortgage Loan cannot increase due to a Rate Ceiling or a Periodic Cap, the yield on such Offered Certificates could be adversely affected. In addition, because the Pass-Through Rate on certain classes of Offered Certificate will be based on the Net WAC of the Mortgage Loans, disproportionate principal payments on the Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current Pass-Through Rates on a Class of Offered Certificates may affect the Pass-Through Rates for such Offered Certificates for future periods and the yield on such Offered Certificates.

   The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," "--Optional Purchases" and "--Termination; Optional Purchase of Mortgage Loans" in the base prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Wells Fargo Bank), servicers (including Wells Fargo Bank) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of Wells Fargo Bank's "retention program," which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepayment on the Mortgage Loans. See "Prepayment and Yield Considerations--Refinancings" in the base prospectus. In addition, the Sponsor or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

   For further information see "Static Pool Information" in this free writing prospectus.

   Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant fluctuations in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, principal balance, loan-to-value ratio, borrower credit quality and current interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will be exercised upon the sale of the related Mortgaged Properties and enforced to the extent described in the base prospectus under "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans." Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by, among other things, the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or (iii) a Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of such Mortgage Loan. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

   Certain Mortgage Loans may be Relationship ARMs. A Relationship ARM is subject to a Mortgage Interest Rate increase during the initial fixed-rate period in the event the mortgagor fails to maintain a required banking relationship with Wells Fargo Bank. In the event of such an increase, the Mortgage Loan will be re-amortized over its remaining term, and the monthly payments to be made by the mortgagor will increase. In the event Wells Fargo Bank exercises its right to increase the Mortgage Interest Rate by the Incremental Rate, a mortgagor may be more likely to prepay the Mortgage Loan through refinancing or otherwise. See "Description of the Mortgage Loans--General" in this free writing prospectus. An increase in the Mortgage Interest Rate on a Relationship ARM will not be accompanied by an increase in the Periodic Cap or the Rate Ceiling on such Mortgage Loan. Therefore, the interest rate adjustments on Relationship ARMs may be more likely to be subject to limitation by operation of such caps and ceiling than a comparable loan which was originated with an initial Mortgage Interest Rate equal to the Mortgage Interest Rate of the Relationship ARM plus the Incremental Rate.

   As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed to the holders of the Class A Certificates then entitled to distributions in respect of principal during the period beginning on the first Distribution Date described herein

   The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, or Interest Only Certificates, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium or Interest Only Certificates should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the applicable Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   The yield to maturity on the Classes of Class B Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations because any Realized Loss will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable on the Class B Certificates will be made available to protect the Class A Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions on the Class B Certificates.

   On and after the Subordination Depletion Date, the yield to maturity of a Class of Super Senior Support Certificates will be more sensitive to losses on the Mortgage Loans than those Classes of Class A Certificates that are not Super Senior Support Certificates, because while outstanding, each Class of Super Senior Support Certificates will bear not only its own share of losses, but also the share allocated to the related Class or Classes of Super Senior Certificates.

   The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or subordination. See "Description of the Certificates -- Interest" herein and "Servicing of the Mortgage Loans -- Changes in Servicing" in the base prospectus.

   The yield to maturity on the Offered Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the applicable Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates.

   As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Sponsor has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, wind-storm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" and "--Representations and Warranties" in the base prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

   An investor should consider the risk that rapid rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   Due to the special tax treatment of residual interests, the after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative. See "Federal Income Tax Considerations" herein.

   As referred to herein, the "Weighted Average Life" of a Class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor. The Weighted Average Life of a Class of Interest Only Certificates is equal to the average amount of time that will elapse between the date of issuance of such Class and the date on which each dollar reduction in the notional amount of such Class occurs.

                         POOLING AND SERVICING AGREEMENT

General

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. Reference is made to the base prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus.

   The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

   Compensation and Payment of Expenses of the Master Servicer, Servicer and Trustee

   The primary compensation payable to the Master Servicer will be the "Master Servicing Fee" payable monthly equal to (1)/12th of the master servicing fee rate (the "Master Servicing Fee Rate"). The Master Servicing Fee will accrue on the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of each month.

   The primary compensation payable to a Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a "Servicing Fee" payable monthly equal to (1)/12th of the servicing fee rate (the "Servicing Fee Rate"). The Servicing Fee will accrue on the scheduled principal balance of the Mortgage Loans serviced by a Servicer as of the first day of each month.

   The Master Servicing Fee and Servicing Fee for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any payments to Certificateholders. The Master Servicer is also entitled to additional compensation, as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus.

A Servicer is entitled to additional servicing compensation, as described under "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus.

   In the event that the Trustee succeeds to the role of the Master Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor master servicer. In addition, if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor master servicer, such compensation not to exceed the compensation received by the predecessor master servicer.

   The Master Servicer will pay certain administrative expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement and indemnification amounts payable to the Trustee as described under "The Pooling and Servicing Agreement--The Trustee" in the base prospectus. Some of these expenses of the Master Servicer are subject to rights of reimbursement as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus. Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

   The servicing fees and other expenses of each REMIC will be allocated to the holders of the Residual Certificates. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates -- Limitations on Deduction of Certain Expenses" in the base prospectus.

Optional Termination of the Trust

   The Depositor may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding mortgage loans in the pool and thereby effect early retirement of the certificates. See "The Pooling and Servicing Agreement--Optional Termination; Optional Purchase of Mortgage Loans" in the base prospectus. The exercise of this option will be in the Depositor's sole discretion. Without limitation, the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or (ii) forebear from the exercise of such option.

Voting

   With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Interest Only Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates, each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described under "Description of the Certificates -- Book-Entry Form" in the base prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Fixed Retained Yield

   No Fixed Retained Yield will be retained with respect to any of the Mortgage Loans. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

   The Trust will qualify as one or more REMICs for federal income tax purposes.

   Each Class of Offered Certificates (other than the Residual Certificates), together with each Class of Certificates not offered hereby (collectively, the "Regular Certificates") will be designated as regular interests in a REMIC, and the Residual Certificates will be designated as the residual interest in each REMIC.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate investment trust and, other than the Residual Certificates, "qualified mortgages" for a REMIC to the extent described in the prospectus.

Regular Certificates

   The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

   Classes of Principal Only Certificates, Interest Only Certificates and Accrual Certificates will, and certain other Classes of Certificates may, be issued with original issue discount.

   See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the base prospectus.

   If the method for computing original issue discount results in a negative amount for any period with respect to any holder of Offered Certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of an Interest Only Certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her Certificates. Although the matter is not free from doubt, a holder of an Interest Only Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the Certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the applicable Mortgage Loans. Any loss might be treated as a capital loss.

Residual Certificates

   The holders of the Residual Certificates must include the taxable income or loss of each REMIC in determining their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

   The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the base prospectus. See also "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" in the prospectus.

   An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the Trust.

   Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

   See "Certain Federal Income Tax Consequences" in the base prospectus.

                              ERISA CONSIDERATIONS

   The Residual Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

   Accordingly, the following discussion applies to the Offered Certificates (other than the Residual Certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Residual Certificate.

   As described in the base prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemptions described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the base prospectus.

   The DOL issued an Underwriter Exemption to the underwriter of the Offered Certificates. This Underwriter Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

   Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

   Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the base prospectus.

                                LEGAL INVESTMENT

   The Class A and Class B-1 Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The remaining Classes of Class B Certificates will not constitute "mortgage related securities" under SMMEA.

   Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the base prospectus.

                                SECONDARY MARKET

   There will not be any market for the Offered Certificates prior to the issuance thereof. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. An investor should inquire of the underwriter as to whether the underwriter intends to make a market in the Offered Certificates.

                             INDEX OF DEFINED TERMS




Accretion Termination Date .................................................18
Accrual Distribution Amount ................................................18
Adjusted Pool Amount .......................................................17
Adjustment Date ............................................................24
Aggregate Principal Balance ................................................17
Certificates ...............................................................14
Class A Certificates .......................................................14
Class A Optimal Principal Amount ...........................................19
Class A Percentage .........................................................20
Class A Prepayment Percentage ..............................................20
Class A Principal Balance ..................................................17
Class A Principal Distribution Amount.......................................19
Class B Certificates .......................................................14
Class B Optimal Principal Amount ...........................................19
Class B Percentage .........................................................21
Class B Prepayment Percentage ..............................................21
Class B Principal Balance ..................................................17
Class B Principal Distribution Amount.......................................19
Class Percentage ...........................................................19
Class Prepayment Percentage ................................................19
CLTV .......................................................................25
Code .......................................................................22
Combined Loan-to-Value Ratio ...............................................25
Current Fractional Interest ................................................21
Custodial Agreement ........................................................13
Custodian ..................................................................13
Debt-to-Income Ratio .......................................................26
Delinquency and Loss Tests .................................................20
Depositor ..................................................................11
DOL ........................................................................33
ERISA ......................................................................22
ERISA Plan .................................................................22
FICO Scores ................................................................25
Gross Margin ...............................................................24
Incremental Interest .......................................................24
Incremental Rate ...........................................................24
Index ......................................................................24
Interest Accrual Amount ....................................................16
Interest Shortfall Amount ..................................................18
LPMI Policy ................................................................25
Master Servicer ............................................................12
Master Servicing Fee .......................................................30
Master Servicing Fee Rate ..................................................30
Mortgage Loans .............................................................24
Mortgaged Properties .......................................................24
Mortgages ..................................................................24
Net Mortgage Interest Rate .................................................17
Net WAC ....................................................................16
Non-Supported Interest Shortfalls ..........................................17
Offered Certificates .......................................................14
Original Class B Principal Balance .........................................20
Original Fractional Interest ...............................................21
Pass-Through Rate ..........................................................16
Paying Agent ...............................................................13
Payment Account ............................................................13
Percentage Interest ........................................................16
Periodic Advance ...........................................................22
Periodic Cap ...............................................................24
Plan .......................................................................22
Pool Distribution Amount ...................................................14
Pool Distribution Amount Allocation ........................................15
Pooling and Servicing Agreement ............................................30
Principal Balance ..........................................................16
PUDs .......................................................................25
Rate Ceiling ...............................................................24
Regular Certificates .......................................................32
Relationship ARM ...........................................................24
Relief Act Shortfalls ......................................................18
Securities Act .............................................................33
Servicer ...................................................................13
Servicing Fee ..............................................................30
Servicing Fee Rate .........................................................30
Similar Law ................................................................22
SMMEA ......................................................................33
Subordinated Certificates ..................................................14
Subordinated Percentage ....................................................21
Subordinated Prepayment Percentage .........................................21
Subordination Depletion Date ...............................................23
Trust ......................................................................12
Trustee ....................................................................12
Underwriting Standards .....................................................26
Wachovia Bank ..............................................................12
Weighted Average Life ......................................................30
Wells Fargo Bank ...........................................................11
Wells Fargo Underlying Servicing Agreement..................................13

                                   APPENDIX A

                                  RISK FACTORS

Prepayments May Adversely Affect Yield

   The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the applicable Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

   The rate of principal payments on the Mortgage Loans will be affected by, among other things:

   o  the amortization schedules of the Mortgage Loans;

   o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

   o  liquidations of defaulted Mortgage Loans;

   o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations and warranties;

   o  optional purchases by the Depositor of defaulted Mortgage Loans;

   o the optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate; and

   o general and targeted solicitations for refinancing by mortgage originators (including the Sponsor).

   The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of Mortgage Interest Rates:

      o If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

      o Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

   If you are purchasing Offered Certificates at a discount, particularly Principal Only Certificates, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, there will be a negative effect on the yield to maturity of your Certificates.

   If you are purchasing Offered Certificates at a premium, or Interest Only Certificates, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, there will be a negative effect on the yield to maturity of your Certificates.

   You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

   As described in this free writing prospectus under "Description of the Certificates--Principal (including Prepayments)," the Class A Prepayment Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and similar events) initially will be distributed to the Classes of Class A Certificates that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Class A Certificates and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Class B Certificates during the periods of time described in the definition of "Class A Prepayment Percentage."

   The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity for Certificates purchased at a price other than par.

The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield

   The Mortgage Interest Rate on each Mortgage Loan will be fixed for an initial period from origination specified in Appendix B. Thereafter, each Mortgage Loan provides for adjustments to the Mortgage Interest Rate on an annual basis. The Mortgage Interest Rate on each Mortgage Loan will adjust to equal the sum of the Index and a Gross Margin. Mortgage Interest Rate adjustments will be subject to a Periodic Cap. In addition, the Mortgage Interest Rate will be subject to a Rate Ceiling. See "Description of the Mortgage Loans" in this free writing prospectus.

   The Pass-Through Rate on each Offered Certificate may decrease, and may decrease significantly, after the Mortgage Interest Rates on the Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the Gross Margins and changes in the Index. The Mortgage Interest Rates on the Mortgage Loans will not all begin to adjust on the same date. Therefore, the Mortgage Interest Rates of some of the Mortgage Loans may still be in their fixed-rate period while the Mortgage Interest Rates on other Mortgage Loans may have begun to adjust.

   Moreover, although each Mortgage Loan has a Rate Ceiling, none of the Mortgage Loans has a specified floor. Accordingly, the minimum Mortgage Interest Rate to which the Mortgage Loans may adjust will be the applicable Gross Margin. In addition, if, despite increases in the Index, the Mortgage Interest Rate on any Mortgage Loan cannot increase due to a Periodic Cap, the yield on such Offered Certificates could be adversely affected. In addition, because the Pass-Through Rate on certain Classes of Offered Certificates will be based on the Net WAC of the Mortgage Loans, disproportionate principal payments on the Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current Pass-Through Rate on a Class of Offered Certificates may affect the Pass-Through Rate for such Offered Certificates for future periods and the yield on such Offered Certificates. See "Description of the Mortgage Loans" and "Prepayment and Yield Considerations" in this free writing prospectus.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

   The yield to maturity on your Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

   Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as the other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your Certificates.

Storms May Adversely Affect Holders of the Offered Certificates

   Mortgaged Properties located in Louisiana, Mississippi, Texas, Florida and certain other states may have sustained damage as a result of Hurricane Katrina, Rita and Wilma and other recent hurricanes and tropical storms or may sustain damage in the future from hurricanes or tropical storms. In addition, even if a Mortgaged Property is undamaged, a borrower's ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their Mortgage Loans while prevented from occupying the Mortgaged Property. Neither the Depositor nor the Sponsor has determined whether any of the Mortgaged Properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred or that losses or material damage to any Mortgaged Property in the affected region has not occurred or that losses or delinquencies resulting from such storms will not occur.

   Under the Pooling and Servicing Agreement, the Depositor will represent that, as of the Closing Date, each Mortgaged Property is undamaged so as not to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property, which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the Pooling and Servicing Agreement. See "The Mortgage Loan Programs--Representations and Warranties" and "The Pooling Agreement--Assignment of Mortgage Loans" in the base prospectus. Any such repurchases will have the same effect as prepayments of the affected Mortgage Loans.

   Any repurchases of the Mortgage Loans may reduce the Weighted Average Lives of the Offered Certificates and therefore may adversely affect the yields on any Offered Certificates which are purchased at a premium or any Interest Only Certificates.

   In addition to the foregoing, certain of the Mortgage Loans secured by Mortgaged Properties located in Mississippi may be subject to the provisions of Sections 89-1-301 through 89-1-329 of the Mississippi Code of 1972. These provisions provide for certain relief to mortgagors located in counties in Mississippi that have been declared disaster areas by both the President of the United States and the governor of the State of Mississippi and generally apply to Mortgage Loans that were originated prior to the disaster declaration by the governor and that experienced a decline in value of at least 15% as a result of the disaster. As a result of Hurricane Katrina, all counties in Mississippi became subject to these provisions. To the extent that a mortgagor of a Mortgage Loan is afforded relief under these provisions the ability to commence foreclosure proceedings against such mortgagor may be limited for a period of two years from the disaster declaration by the governor. In addition, because Mortgage Loans which are subject to these provisions can be foreclosed only under certain circumstances and only pursuant to court order, delays and increased losses may result in connection with the foreclosure of such loans.

   Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina, Rita, Wilma or other hurricanes and storms, other than as a consequence of damage to the Mortgaged Properties prior to the Closing Date, will be borne by the Certificates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
Investment

   California, and certain other areas including the New York metropolitan area, Florida and Las Vegas, have experienced substantial increases in the market value of real property. There can be no assurance that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any Mortgaged Property generally will change over time from its value on the appraisal or sales date. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties to equal or exceed the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

   In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

   Delinquencies on the Mortgage Loans which are not advanced by the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. The Servicer will be entitled to recover from amounts on deposit in the certificate account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the Class B Certificates (in reverse numerical order), and then by the Class A Certificates.

   Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, the principal portion of Realized Losses generally will be borne by the Class B Certificates, as described in this free writing prospectus under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment

   To the extent that any of the Mortgage Loans are interest only mortgage loans, they will require only the payment of interest with respect to, at the borrower's election, the first three to fifteen years of payments with respect to the Mortgage Loan. At that time, the payments on each such Mortgage Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such Mortgage Loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan. In underwriting an interest only loan, the ability of the mortgagor to make payments in respect of principal is not considered. This increase in monthly payment may significantly increase the risk of default under such Mortgage Loan. In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such Mortgage Loan which would result in a prepayment of such loan.

Inclusion of High Balance Loans May Increase Risk of Loss on Certificates

   Mortgage Loans with large balances relative to the Principal Balances of the Classes of Class B Certificates may, in the event of liquidation, result in Realized Losses large enough to significantly reduce or eliminate the Principal Balance of one or more of such Classes.

   In addition, any Realized Loss that reduces the Principal Balances of the Class B Certificates decreases the subordination provided to the Class A Certificates and increases the risk that the Class A Certificates will have to bear Realized Losses in the future.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans

   Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the Mortgage Loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

FICO Scores May Not Accurately Predict the Likelihood of Default

   The Sponsor generally uses FICO Scores as part of its underwriting process. A FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO Scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Residual Certificates May Have Adverse Tax Consequences

   The Residual Certificates will be the sole "residual interest" in each REMIC for federal income tax purposes. Holders of the Residual Certificates must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law a holder of a Residual Certificate must account separately for its interest in each REMIC and generally cannot offset income from one REMIC with losses from another REMIC. No cash distributions are expected to be made with respect to the Residual Certificates other than the distribution of their Principal Balance and interest on that balance. Due to their tax consequences, the Residual Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Residual Certificates may not be acquired by ERISA plans or similar governmental plans.

The Weighted Average Life of a Companion Certificate is Particularly Sensitive to Prepayments

   Because on any Distribution Date Companion Certificates will not receive principal distributions until the PAC Certificates, TAC Certificates or Scheduled Certificates they support have been paid to their planned, targeted or scheduled balances, and will receive all principal distributions in excess of those required to pay the PAC Certificates, TAC Certificates or Scheduled Certificates to their planned, targeted or scheduled balances, the Weighted Average Life of a Companion Certificate is particularly sensitive to principal prepayments on the Mortgage Loans.

Increase in LIBOR May Adversely Affect Yield

   If you are purchasing the Inverse Floating Rate Certificates, you should consider the risk that a high rate of LIBOR will have a negative effect on the yield to maturity on your Certificates. In particular, if your Certificates are also Interest Only Certificates or the Pass-Through Rate is based on a multiple of LIBOR, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the Mortgage Loans will result in a negative yield.

United States Military Operations May Increase Risk of Relief Act Shortfalls

   In response to the previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by all interest-bearing Classes of Certificates. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See "Description of the Certificates --

Interest" herein and "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act and Similar Laws" in the base prospectus.

                                   APPENDIX B

                              MORTGAGE POOL PROFILE

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                            WFMBS MORTGAGE LOAN POOL
                20-YEAR THROUGH 30-YEAR 10/1 CMT INTERMEDIATE ARM
                       NON-RELOCATION/RELOCATION MORTGAGES
                              WFMBS SERIES 2006-AR1
                            POOL PROFILE (1/12/2006)

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                                            10/1 POOL              Tolerance
                                      ---------------------- -------------------
AGGREGATE PRINCIPAL BALANCE              $850,000,000             (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                    1-Feb-06                    N/A
INTEREST RATE RANGE                   4.250% - 7.000%                    N/A
GROSS WAC                                      5.859%           (+ / - 5 bps)
WEIGHTED AVERAGE SERVICE FEE                 25.0 bps
MASTER SERVICING FEE                          1.0 bps  on Securitization only
WAM (in months)                                   359          (+/- 2 months)

WALTV                                             72%           (maximum +5%)
WACLTV                                            77%           (maximum +5%)

CALIFORNIA PERCENT                                35%           (maximum 40%)
    NO OTHER STATE OVER 20%
SINGLE LARGEST ZIP CODE PERCENT                    2%          (maximum  +2%)

AVG LOAN BALANCE                             $530,380      (maximum $600,000)
AVG ORIGINAL UNPAID PRINCIPAL BALANCE        $531,709      (maximum $625,000)
LARGEST INDIVIDUAL LOAN BALANCE            $3,500,000    (maximum $4,000,000)

CASH OUT REFINANCE PERCENT                        14%          (maximum  +5%)

PRIMARY RESIDENCE PERCENT                         90%           (minimum -5%)

INTEREST ONLY                                     74%           (maximum +3%)
WA REMAINING INTEREST ONLY TERM                   119        (maximum +/-3% )

PLEDGED ASSET %                                    0%           (maximum +2%)

SINGLE FAMILY DETACHED PERCENT                    84%           (minimum -3%)

FULL DOCUMENTATION PERCENT                        57%           (minimum -2%)

CO-OP %                                            0%           (maximum +1%)

WA FICO                                           746            (minimum -5)

UNINSURED > 80% LTV PERCENT                     0.00%           (maximum +1%)

WA ORIGINAL TOTAL DEBT TO INCOME RATIO            37%           (maximum +5%)

SELF EMPLOYED PERCENT                              0%           (maximum +5%)

RELOCATION %                                       1%          (maximum +3% )

GROSS MARGIN                                    2.75%           (+ / - 5 bps)

GROSS LIFECAP                                  10.86%          (+ / - 10 bps)

WA MONTHS TO NEXT ROLL                            119        (+ / - 3 months)

ASSUMED AAA SUBORDINATION LEVELS                4.25%             (+/- 0.50%)


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(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.
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                                      B-1